      As filed with the Securities and Exchange Commission on June 17, 2002
                                                     Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 _______________

                                    FORM S-8
                             Registration Statement
                        Under The Securities Act Of 1933

                                 _______________

                       CLEAR CHANNEL COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                     Texas                                         74-1787539
 (State or other jurisdiction of incorporation     (I.R.S. employer identification number)
               or organization)

                               200 East Basse Road
                            San Antonio, Texas 78209
          (Address, including zip code, of principal executive offices)

                                 _______________

                     The Clear Channel Communications, Inc.
                            1998 Stock Incentive Plan

                         Clear Channel Sharesave Scheme
                            (Full title of the Plans)

                                 _______________

                                  L. Lowry Mays
                               200 East Basse Road
                            San Antonio, Texas 78209
                                 (210) 822-2828
 (Name, address and telephone number, including area code, of agent for service)

                                 _______________

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                                     Proposed
                Title of                          Amount              Maximum      Proposed Maximum     Amount of
               Securities                         to be           Offering Price       Aggregate       Registration
            to be Registered                    Registered           Per Share      Offering Price         Fee
Common Stock, par value $.10 per share    14,066,804 shares (1)      $43.625 (2)   $613,664,324.50 (2)  $56,457.12
=====================================================================================================================

(1) Issuable upon the issuance of shares pursuant to the exercise of options or other incentive stock grants available for grant pursuant to the Registrant's 2001 Incentive Stock Plan.

(2) Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock, as reported by the New York Stock Exchange on June 14, 2002.

                                EXPLANATORY NOTE

        As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the information contained in the registration statement relating to the Clear Channel Communications, Inc. 1998 Stock Incentive Plan (Registration No. 333-61833).

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents are incorporated by reference in this Registration Statement:

        The following documents are incorporated herein by reference:

        1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed on March 20, 2002.

        2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 filed on May 14, 2002

        3. The Company's Current Report on Form 8-K filed January 18, 2002.

        4. The Company's Current Report on Form 8-K filed September 6, 2000, relating to the condensed consolidated financial statements of AMFM Inc. and Subsidiaries (pgs. 2-12 of said Form 8-K).

        5. The Company's Current Report on Form 8-K filed June 14, 2000, relating to the consolidated financial statements of AMFM Inc. and Subsidiaries and the report of PricewaterhouseCoopers LLP dated March 13, 2000 (pgs. 2-48 of said Form 8-K).

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all Common Stock to which this Registration Statement relates has been sold or that deregisters all Common Stock to which this Registration Statement relates then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such reports and documents.

Item 4. Description of Securities.

                  Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Alan D. Feld, the sole shareholder of a professional corporation which is a partner of Akin, Gump, Strauss, Hauer & Feld, L.L.P., is a director of the Registrant and, as of May 31, 2002, owned approximately 90,300 shares of Company Common Stock, including presently exercisable options to acquire approximately 74,000 shares of Company Common Stock. Vernon E. Jordan, Jr., of counsel to

Akin, Gump, Strauss, Hauer & Feld, L.L.P., is also a director of Clear Channel and as of May 31, 2002, held options exercisable to acquire 92,300 shares of Company Common Stock.

Item 6.  Indemnification of Directors and Officers.

         Article 2.02-1 of the Texas Business Corporation Act provides for indemnification of directors and officers in certain circumstances. In addition, the Texas Miscellaneous Corporation Law provides that a corporation may amend its Articles of Incorporation to provide that no director shall be liable to the registrant or its shareholders for monetary damages for an act or omission in the director's capacity as a director, provided that the liability of a director is not eliminated or limited (i) for any breach of the director's duty of loyalty to the registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,
(iii) any transaction from which such director derived an improper personal benefit, or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. The registrant has amended its Articles of Incorporation and added Article Eleven adopting such limitations on a director's liability. The registrant's Articles of Incorporation also provide in Article Nine, for indemnification of directors or officers in connection with the defense or settlement of suits brought against them in their capacities as directors or officers of the Company, except in respect of liabilities arising from gross negligence or willful misconduct in the performance of their duties.

         Article IX(8) of the registrant's bylaws provides for indemnification of any person made a party to a proceeding by reason of such person's status as a director, officer, employee, partner or trustee of the Company, except in respect of liabilities arising from negligence or misconduct in the performance of their duties.

         An insurance policy obtained by the registrant provides for indemnification of officers and directors of the registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

Exhibit No.                     Description of Exhibit
-----------                     ----------------------

4.1 Buy-Sell Agreement by and between Clear Channel Communications, Inc., L. Lowry Mays, B.J. McCombs, John M. Schaefer, and John W. Barger, dated May 31, 1977 (incorporated by reference to the exhibits of Clear Channel's registration statement on Form S-1 (Reg. No. 33-289161) dated April 19,
       1984).

4.2 Fourth Amended and Restated Credit Agreement by and among Clear Channel Communications, Inc., Bank of America, N.A., as administrative agent, Fleet National Bank, as documentation agent, the Bank of Montreal and Toronto Dominion (Texas), Inc., as co-syndication agents, and certain other lenders dated June 15, 2000 (incorporated by reference to the exhibits of Clear Channel's registration statement on Form S-3 (Reg. No. 333-42028) dated July 21, 2000).

4.3 Credit Agreement among Clear Channel Communications, Inc., Bank of America, N.A., as administrative agent, Chase Securities Inc., as syndication agent, and certain other lenders dated August 30, 2000 (incorporated by reference to the exhibits of Clear Channel's Annual Report on Form 10-K filed March 20, 2001).

4.4 Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997).

4.5 First Supplemental Indenture dated March 30, 1998, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998).

4.6 Second Supplemental Indenture dated June 16, 1998, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's Current Report on Form 8-K dated August 27,
       1998).

4.7 Third Supplemental Indenture dated June 16, 1998, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's Current Report on Form 8-K dated August 27,
       1998).

4.8 Fourth Supplemental Indenture dated November 24, 1999, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's Annual Report on Form 10-K filed March 14, 2000).

4.9 Fifth Supplemental Indenture dated June 21, 2000, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's registration statement on Form S-3 (Reg. No. 333-42028) dated July 21, 2000).

4.10 Sixth Supplemental Indenture dated June 21, 2000, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's registration statement on Form S-3 (Reg. No. 333-42028) dated July 21, 2000).

4.11 Seventh Supplemental Indenture dated July 7, 2000, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's registration statement on Form S-3 (Reg. No. 333-42028) dated July 21, 2000).

4.12 Eighth Supplemental Indenture dated September 12, 2000, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits to Clear Channel's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000).

4.13 Ninth Supplemental Indenture dated September 12, 2000, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits to Clear Channel's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000).

4.14 Tenth Supplemental Indenture dated October 26, 2001, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

5*     Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1*  Consent of Ernst & Young LLP, Independent Auditors.

23.2*  Consent of KPMG LLP.

23.3*  Consent of PricewaterhouseCoopers LLP.

23.4 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in opinion filed as Exhibit 5).

24     Power of Attorney (included on signature page of this Registration
       Statement).

*Filed herewith.

Item 9. Undertakings.

       (a) The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on June 14, 2002.

                                            CLEAR CHANNEL COMMUNICATIONS, INC.

                                            By: /s/ L. LOWRY MAYS
                                                -------------------------------
                                                L. Lowry Mays
                                                Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Clear Channel Communications, Inc., hereby constitute and appoint L. Lowry Mays, Mark P. Mays, Randall T. Mays and Herbert W. Hill, Jr., and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

                   Name                          Title                               Date
                   ----                          -----                               ----
/s/ L. LOWRY MAYS                            Chief Executive                      June 14, 2002
---------------------------
L. Lowry Mays                               Officer and Director

/s/ MARK P. MAYS                   President, Chief Operating Officer and         June 14, 2002
---------------------------
Mark P. Mays                                      Director

/s/ RANDALL T. MAYS               Executive Vice President/Chief Financial        June 14, 2002
---------------------------
Randall T. Mays                   Officer (Principal Financial Officer) and
                                                  Director

/s/ HERBERT W. HILL, JR.           Senior Vice President/Chief Accounting         June 14, 2002
---------------------------
Herbert W. Hill, Jr.               Officer (Principal Accounting Officer)

/s/ B.J. MCCOMBS                                  Director                        June 14, 2002
---------------------------
B.J. McCombs

/s/ ALAN D. FELD                                  Director                        June 14, 2002
---------------------------
Alan D. Feld

/s/ THOMAS O. HICKS                               Director                        June 14, 2002
---------------------------
Thomas O. Hicks


/s/ THEODORE H. STRAUSS                  Director            June 14, 2002
---------------------------
Theodore H. Strauss

/s/ JOHN H. WILLIAMS                     Director            June 14, 2002
---------------------------
John H. Williams

/s/ VERNON E. JORDAN, JR.                Director            June 14, 2002
---------------------------
Vernon E. Jordan, Jr.

/s/ PERRY J. LEWIS                       Director            June 14, 2002
---------------------------
Perry J. Lewis

                                    EXHIBITS
                                INDEX TO EXHIBITS
                                -----------------

Exhibit No.                           Exhibit
-----------                           -------

      4.1 Buy-Sell Agreement by and between Clear Channel Communications, Inc., L. Lowry Mays, B.J. McCombs, John M. Schaefer, and John W. Barger, dated May 31, 1977 (incorporated by reference to the exhibits of Clear Channel's registration statement on Form S-1 (Reg. No. 33-289161) dated April 19, 1984).

      4.2 Fourth Amended and Restated Credit Agreement by and among Clear Channel Communications, Inc., Bank of America, N.A., as administrative agent, Fleet National Bank, as documentation agent, the Bank of Montreal and Toronto Dominion (Texas), Inc., as co-syndication agents, and certain other lenders dated June 15, 2000 (incorporated by reference to the exhibits of Clear Channel's registration statement on Form S-3 (Reg. No. 333-42028) dated July 21, 2000).

      4.3 Credit Agreement among Clear Channel Communications, Inc., Bank of America, N.A., as administrative agent, Chase Securities Inc., as syndication agent, and certain other lenders dated August 30, 2000 (incorporated by reference to the exhibits of Clear Channel's Annual Report on Form 10-K filed March 20, 2001).

      4.4 Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's Quarterly Report on Form 10-Q for the quarter ended September 30,
               1997).

      4.5 First Supplemental Indenture dated March 30, 1998, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's Quarterly Report on Form 10-Q for the quarter ended March 31,
               1998).

      4.6 Second Supplemental Indenture dated June 16, 1998, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's Current Report on Form 8-K dated August 27, 1998).

      4.7 Third Supplemental Indenture dated June 16, 1998, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's Current Report on Form 8-K dated August 27, 1998).

      4.8 Fourth Supplemental Indenture dated November 24, 1999, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's Annual Report on Form 10-K filed March 14, 2000).

      4.9 Fifth Supplemental Indenture dated June 21, 2000, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's registration statement on Form S-3 (Reg. No. 333-42028) dated July 21, 2000).

      4.10 Sixth Supplemental Indenture dated June 21, 2000, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's registration statement on Form S-3 (Reg. No. 333-42028) dated July 21, 2000).

      4.11 Seventh Supplemental Indenture dated July 7, 2000, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's registration statement on Form S-3 (Reg. No. 333-42028) dated July 21, 2000).

      4.12 Eighth Supplemental Indenture dated September 12, 2000, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits to Clear Channel's Quarterly Report on Form 10-Q for the quarter ended September 30,
               2000).

      4.13 Ninth Supplemental Indenture dated September 12, 2000, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits to Clear Channel's Quarterly Report on Form 10-Q for the quarter ended September 30,
               2000).

      4.14 Tenth Supplemental Indenture dated October 26, 2001, to Senior Indenture dated October 1, 1997, by and between Clear Channel Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to the exhibits of Clear Channel's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

      5*       Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

      23.1*    Consent of Ernst & Young LLP, Independent Auditors.

      23.2*    Consent of KPMG LLP.

      23.3*    Consent of PricewaterhouseCoopers LLP.

      23.4 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in opinion filed as Exhibit 5).

      24 Power of Attorney (included on signature page of this Registration Statement).

*Filed herewith.